Exhibit 10(ii)

AMENDMENT AND ASSIGNMENT OF CONVERTIBLE DEBENTURE

Recitals

A.        COMCAM, INC., a Delaware corporation (“Company”) and GLOBAL CONVERTIBLE MEGATREND, LTD, a Swiss corporation (“Holder”) are parties to that certain Debenture dated January 3, 2005 (“Debenture”) in connection with the Company's obligation to repay $176,568 plus accrued interest at 7½% by August 30,2005 (“Due Date”) to Holder according to the terms therein.

B.        Company is in default of the obligation evidenced by the Debenture in the amount of $211,535.31
(principal and accrued interest) as of June 30, 2007 and desires to extend the Due Date from August 30,
2005 to August 30, 2008.

C.        Company, in order to accommodate certain issues pertaining to the prospective distribution of
100% of the shares in its wholly owned subsidiary, ComCam International, Inc. (“Maker”) to the
Company's shareholders desires to assign the terms, conditions, rights and obligations of the Debenture in its entirety, including the amended Due Date, to Maker.

D.        Pursuant to Article II., Section 2.01 titled Amendments and Waiver of Default of the Debenture, the parties may agree to a binding amendment to the terms and conditions of the Debenture if the Holder consents to the amendment.

E.         Holder is willing to extend the Due Date for the repayment of outstanding principal and interest to August 30, 2008 and to accept the assignment of the terms, conditions, rights and obligations of the
Debenture in its entirety, including the amended Due Date, to Maker thereby releasing the Company from any further obligation pursuant to the terms of the Debenture (“Amendment and Assignment”).

Amendment and Assignment

In consideration of the foregoing recitals and other valuable consideration, the parties hereby agree to amend the Due Date for repayment of principal and interest to Holder from August 30, 2005 to August 30, 2008 and to assign the terms, conditions, rights and obligations of the Debenture in its entirety, including the amended Due Date, to Maker thereby releasing the Company from any further obligation pursuant to the terms of the Debenture.

The Debenture is hereby amended and assigned for all purposes necessary to effect the Amendment and Assignment effective as of June 30, 2007. All other terms and conditions of the Debenture remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Assignment of Convertible Debenture to be duly executed by their respective authorized signatories as of the date first indicated above.

COMCAM, INC. “Company”

By: /s/ Don Gilbreath

Don Gilbreath, Chief Executive Officer

GLOBAL MEGATRED LTD. “Holder”

By: /s/ Markus Muller

Manager

COMCAM INTERNATIONAL, INC. “Maker”

By: /s/ Don Gilbreath

Don Gilbreath, Chief Executive Officer